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                                                                   Exhibit 10.10

                                                                        NOVATION

                          CORPORATE SERVICES AGREEMENT

      This Corporate Services Agreement (this "Agreement") is effective as of September 27, 2005 (the "Effective Date"), by and between FIDELITY NATIONAL TITLE GROUP, INC., a Delaware corporation ("FNT" or "PROVIDING PARTY"), and FIDELITY NATIONAL INFORMATION SERVICES, INC., a Delaware corporation ("FIS" or "RECEIVING PARTY"). FNT and FIS shall be referred to together in this Agreement as the "Parties" and individually as a "Party."

      WHEREAS, FIS previously entered into a certain Stock Purchase Agreement, dated as of December 23, 2004 (the "Stock Purchase Agreement"), with Fidelity National Financial, Inc., a Delaware corporation ("FNF"), pursuant to which certain purchasers (the "Purchasers") purchased from FIS 50,000,000 shares of FIS' common stock, subject to the terms and conditions of the Stock Purchase Agreement; and

      WHEREAS, a condition to the closing of the transactions contemplated by the Stock Purchase Agreement required that FIS and FNF enter into certain Intercompany Agreements (as defined in the Stock Purchase Agreement), and that the form and substance of such Intercompany Agreements be satisfactory to the Parties and the representatives of the Purchasers; and

      WHEREAS, pursuant to the requirements in the Stock Purchase Agreement, FIS previously entered into a Corporate Services Agreement dated as of March 4, 2005 (the "FNF Agreement") with FNF, as the parent company of FNT and its subsidiaries, for the provision of certain corporate services, as more fully described herein; and

      WHEREAS, pursuant to an Assignment and Assumption Agreement of even date herewith between FNF and FNT, FNT has assumed, with the consent of FIS, all of FNF's rights and obligations under the FNF Agreement; and

      WHEREAS, FIS and FNT wish to enter into a novation of the rights and obligations under the FNF Agreement, as assumed by and assigned to FNT, so that FNT is the clear party in interest with respect to the corporate services to be provided to FIS, as more particularly described herein;

      NOW THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

                                    ARTICLE I
                               CORPORATE SERVICES

      1.1 Corporate Services. This Agreement sets forth the terms and conditions for the provision by PROVIDING PARTY to RECEIVING PARTY of various corporate services and products, as more fully described below and in Schedule 1.1(a) attached hereto (the Scheduled


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Services, the Omitted Services, the Resumed Services and Special Projects (as
defined below), collectively, the "Corporate Services").

            (a) PROVIDING PARTY, through its Subsidiaries and Affiliates (each as defined below), and their respective employees, agents or contractors, shall provide or cause to be provided to RECEIVING PARTY and its Subsidiaries all services set forth on Schedule 1.1(a) (the "Scheduled Services") on and after the Effective Date (with such services to be provided to the RECEIVING PARTY's Subsidiaries as they become Subsidiaries of RECEIVING PARTY, subject to the exception in clause (ii) of Section 1.2(a)). RECEIVING PARTY shall pay fees to PROVIDING PARTY for providing the Scheduled Services or causing the Scheduled Services to be provided as set forth in Schedule 1.1(a). For purposes of this Agreement, "Subsidiary" means, with respect to either Party, any corporation, partnership, company or other entity of which such Party controls or owns, directly or indirectly, more than fifty percent (50%) of the stock or other equity interest entitled to vote on the election of the members to the board of directors or similar governing body; and "Affiliate" means, with respect to either Party, any corporation, partnership, company, or other entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Party, except that (i) in the case of RECEIVING PARTY, "Affiliate" shall not include FNF and any Subsidiary of FNF that is not a Subsidiary (directly or indirectly) of FIS, and (ii) in the case of PROVIDING PARTY, "Affiliate" shall include FNF and its Subsidiaries, excluding FIS and its Subsidiaries. As used herein, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.

            (b) PROVIDING PARTY, through its Subsidiaries and Affiliates, and their respective employees, agents or contractors, shall provide or cause to be provided to RECEIVING PARTY and its Subsidiaries all services that PROVIDING PARTY was performing for RECEIVING PARTY and its Subsidiaries as of the Effective Date that pertain to and are a part of Scheduled Services under
Section 1.1(a) (with such services to be provided to the RECEIVING PARTY's Subsidiaries as they become Subsidiaries of RECEIVING PARTY, subject to the exception in clause (ii) of Section 1.2(a)), which are not expressly included in the list of Scheduled Services in Schedule 1.1(a), but are required to conduct the business of RECEIVING PARTY and its Subsidiaries (the "Omitted Services"), unless RECEIVING PARTY consents in writing to the termination of such services. Such Omitted Services shall be added to Schedule 1.1(a) and thereby become Scheduled Services, as soon as reasonably practicable after the Effective Date by the Parties. In the event that RECEIVING PARTY or its Subsidiaries had been allocated charges or otherwise paid PROVIDING PARTY or its Subsidiaries for such Omitted Services immediately prior to the Effective Date, RECEIVING PARTY shall pay to PROVIDING PARTY for providing the Omitted Services or causing the Omitted Services to be provided hereunder fees equal to the actual fees paid for such Omitted Services immediately preceding the Effective Date; provided, that payment of such fees by the RECEIVING PARTY for the Omitted Services provided hereunder shall be retroactive to the first day of the calendar quarter in which either Party identifies such services as Omitted Services, but in no event shall RECEIVING PARTY be required to pay for any Omitted Services provided hereunder by the PROVIDING PARTY or its Subsidiaries or Affiliates prior to the Effective Date. In the event that RECEIVING PARTY or its Subsidiaries had not been allocated


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charges or otherwise paid PROVIDING PARTY or its Subsidiaries or Affiliates for such Omitted Services immediately prior to the Effective Date, the Parties shall negotiate in good faith a fee to be based on the cost of providing such Omitted Services, which shall in no event be less than the Default Fee (as defined below); provided, that payment of such fees by the RECEIVING PARTY for the Omitted Services provided hereunder by the RECEIVING PARTY shall be retroactive to the first day of the calendar quarter in which either the Party identifies such services as Omitted Services, but in no event shall RECEIVING PARTY be required to pay for any such Omitted Services provided hereunder by the PROVIDING PARTY or its Subsidiaries or Affiliates prior to the Effective Date. The "Default Fee" means an amount equal to one hundred fifty percent (150%) of the salary of each full-time employee, on an hourly basis, who provides the applicable Corporate Service or Transition Assistance (as defined in Section 2.3).

            (c) At RECEIVING PARTY's written request, PROVIDING PARTY, through its Subsidiaries and Affiliates, and their respective employees, agents or contractors, shall use commercially reasonable efforts to provide or cause to be provided to RECEIVING PARTY and its Subsidiaries any Scheduled Service that has been terminated at RECEIVING PARTY's request pursuant to Section 2.2 (the "Resumed Services"); provided, that PROVIDING PARTY shall have no obligation to provide a Resumed Service if providing such Resumed Service will have a material adverse impact on the other Corporate Services. Schedule 1.1(a) shall from time to time be amended to reflect the resumption of a Resumed Service and the Resumed Service shall be set forth thereon as a Scheduled Service.

            (d) At RECEIVING PARTY's written request, PROVIDING PARTY, through its Subsidiaries and Affiliates, and their respective employees, agents or contractors, shall use commercially reasonable efforts to provide additional corporate services that are not described in the Schedule 1.1(a) and that are neither Omitted Services nor Resumed Services ("Special Projects"). RECEIVING PARTY shall submit a written request to PROVIDING PARTY specifying the nature of the Special Project and requesting an estimate of the costs applicable for such Special Project and the expected time frame for completion. PROVIDING PARTY shall respond promptly to such written request, but in no event later than twenty (20) days, with a written estimate of the cost of providing such Special Project and the expected time frame for completion (the "Cost Estimate"). If RECEIVING PARTY provides written approval of the Cost Estimate within ten (10) days after PROVIDING PARTY delivers the Cost Estimate, then within a commercially reasonable time after receipt of RECEIVING PARTY's written request, PROVIDING PARTY shall begin providing the Special Project; provided, that PROVIDING PARTY shall have no obligation to provide a Special Project where, in its reasonable discretion and prior to providing the Cost Estimate, it has determined and notified RECEIVING PARTY in writing that (i) it would not be feasible to provide such Special Project, given reasonable priority to other demands on its resources and capacity both under this Agreement or otherwise or
(ii) it lacks the experience or qualifications to provide such Special Project.

      1.2 Provision of Corporate Services; Excused Performance.

            (a) To the extent commercially reasonable, the Parties will work together and begin the process of migrating the Corporate Services from PROVIDING PARTY to


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RECEIVING PARTY, one or more of its Subsidiaries or Affiliates or a third party
(at RECEIVING PARTY's direction) such that the completion of the migration of the Corporate Services from PROVIDING PARTY to RECEIVING PARTY, one or more of its Subsidiaries or Affiliates or a third party, as the case may be, shall occur prior to the end of the Term. PROVIDING PARTY shall provide or cause to be provided each of the Corporate Services through the expiration of the Term, except (i) as automatically modified by earlier termination of a Corporate Service by RECEIVING PARTY in accordance with this Agreement, (ii) for Corporate Services to or for the benefit of any entity which ceases to be a Subsidiary of RECEIVING PARTY prior to the end of the Term, or (iii) as otherwise agreed to by the Parties in writing.

            (b) All obligations of PROVIDING PARTY with respect to any one or more individual Corporate Services or Transition Assistance under this Agreement shall be excused to the extent and only for so long as a failure by PROVIDING PARTY with respect thereto is directly attributable to and caused specifically by a failure by RECEIVING PARTY or any of its Subsidiaries to meet their obligations (including any performance) under any other Intercompany Agreement (as defined in the Stock Purchase Agreement) or under the Master Information Technology Services Agreement dated as of September 27, 2005 by and between Fidelity Information Services, Inc. and FNT (as novated pursuant to the Assignment and Assumption Agreement dated as of September 27, 2005 between FNT and FNF).

      1.3 Third Party Vendors; Consents.

            (a) PROVIDING PARTY shall use its commercially reasonable efforts to keep and maintain in effect its relationships with its vendors that are integral to the provision of the Corporate Services. PROVIDING PARTY shall use commercially reasonable efforts to procure any waivers, permits, consents or sublicenses required by third party licensors, vendors or service providers under existing agreements with such third parties in order to provide any Corporate Services hereunder ("Third Party Consents"). In the event that PROVIDING PARTY is unable to procure such Third Party Consents on commercially reasonable terms, PROVIDING PARTY agrees to so notify RECEIVING PARTY, and to assist RECEIVING PARTY with the transition to another vendor. If, after the Effective Date, any one or more vendors (i) terminates its contractual relationship with PROVIDING PARTY or ceases to provide the products or services associated with the Corporate Services or (ii) notifies PROVIDING PARTY of its desire or plan to terminate its contractual relationship with PROVIDING PARTY or
(iii) ceases providing the products or services associated with the Corporate Services, then, in either case, PROVIDING PARTY agrees to so notify RECEIVING PARTY, and to assist RECEIVING PARTY with the transition to another vendor so that RECEIVING PARTY may continue to receive similar products and services.

            (b) PROVIDING PARTY shall not be required to transfer or assign to RECEIVING PARTY any third party software licenses or any hardware owned by PROVIDING PARTY or its Subsidiaries or Affiliates in connection with the provision of the Corporate Services or at the conclusion of the Term.

      1.4 Dispute Resolution.


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            (a) Amicable Resolution. PROVIDING PARTY and RECEIVING PARTY
mutually desire that friendly collaboration will continue between them. Accordingly, they will try to resolve in an amicable manner all disagreements and misunderstandings connected with their respective rights and obligations under this Agreement, including any amendments hereto. In furtherance thereof, in the event of any dispute or disagreement (a "Dispute") between PROVIDING PARTY and RECEIVING PARTY in connection with this Agreement (including, without limitation, the standards of performance, delay of performance or non-performance of obligations, or payment or non-payment of fees hereunder), then the Dispute, upon written request of either Party, will be referred for resolution to the president (or similar position) of the division implicated by the matter for each of PROVIDING PARTY and RECEIVING PARTY, which presidents will have fifteen (15) days to resolve such Dispute. If the presidents of the relevant divisions for each of PROVIDING PARTY and RECEIVING PARTY do not agree to a resolution of such Dispute within fifteen (15) days after the reference of the matter to them, such presidents of the relevant divisions will refer such matter to the president of each of PROVIDING PARTY and RECEIVING PARTY for final resolution. Notwithstanding anything to the contrary in this Section 1.4, any amendment to the terms of this Agreement may only be effected in accordance with
Section 11.10.

            (b) Arbitration. In the event that the Dispute is not resolved in a friendly manner as set forth in Section 1.4(a), either Party involved in the Dispute may submit the dispute to binding arbitration pursuant to this Section 1.4(b). All Disputes submitted to arbitration pursuant to this Section 1.4(b) shall be resolved in accordance with the Commercial Arbitration Rules of the American Arbitration Association, unless the Parties involved mutually agree to utilize an alternate set of rules, in which event all references herein to the American Arbitration Association shall be deemed modified accordingly. Expedited rules shall apply regardless of the amount at issue. Arbitration proceedings hereunder may be initiated by either Party making a written request to the American Arbitration Association, together with any appropriate filing fee, at the office of the American Arbitration Association in Orlando, Florida. All arbitration proceedings shall be held in the city of Jacksonville, Florida in a location to be specified by the arbitrators (or any place agreed to by the Parties and the arbitrators). The arbitration shall be by a single qualified arbitrator experienced in the matters at issue, such arbitrator to be mutually agreed upon by PROVIDING PARTY and RECEIVING PARTY. If PROVIDING PARTY and RECEIVING PARTY fail to agree on an arbitrator within thirty (30) days after notice of commencement of arbitration, the American Arbitration Association shall, upon the request of any Party to the Dispute, appoint the arbitrator. Any order or determination of the arbitral tribunal shall be final and binding upon the Parties to the arbitration as to matters submitted and may be enforced by any Party to the Dispute in any court having jurisdiction over the subject matter or over any of the Parties. All costs and expenses incurred in connection with any such arbitration proceeding (including reasonable attorneys' fees) shall be borne by the Party incurring such costs. The use of any alternative dispute resolution procedures hereunder will not be construed under the doctrines of laches, waiver or estoppel to affect adversely the rights of either Party.

            (c) Non-Exclusive Remedy. Nothing in this Section 1.4 will prevent either PROVIDING PARTY or RECEIVING PARTY from immediately seeking injunctive or interim relief in the event (i) of any actual or threatened breach of any of the provisions of Article VIII or (ii) that the Dispute relates to, or involves a claim of, actual or threatened infringement of


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intellectual property. All such actions for injunctive or interim relief shall be brought in a court of competent jurisdiction in accordance with Section 11.6. Such remedy shall not be deemed to be the exclusive remedy for breach of this Agreement, and further remedies may be pursued in accordance with Section 1.4(a) and Section 1.4(b) above.

            (d) Commencement of Dispute Resolution Procedure. Notwithstanding anything to the contrary in this Agreement, PROVIDING PARTY and RECEIVING PARTY, but none of their respective Subsidiaries or Affiliates, are entitled to commence a dispute resolution procedure under this Agreement, whether pursuant to Article XI, this Section 1.4 or otherwise, and each Party will cause its respective Affiliates not to commence any dispute resolution procedure other than through such Party as provided in this Section 1.4(d).

            (e) Compensation. RECEIVING PARTY shall continue to make all payments due and owing under Article III for Corporate Services not the subject of a Dispute and shall not off-set such fees by the amount of fees for Corporate Services that are the subject of the Dispute.

      1.5 Standard of Services.

            (a) PROVIDING PARTY shall perform the Corporate Services for RECEIVING PARTY in a professional and competent manner, using standards of performance consistent with its performance of such services for itself.

            (b) During the Term, PROVIDING PARTY shall maintain a disaster recovery program for the Corporate Services substantially consistent with the disaster recovery program in place for such Corporate Services as of the Effective Date. For the avoidance of doubt, the disaster recovery program maintained by PROVIDING PARTY will not include a business continuity program.

            (c) If RECEIVING PARTY provides PROVIDING PARTY with written notice ("Shortfall Notice") of the occurrence of any Significant Service Shortfall (as defined below), as determined by RECEIVING PARTY in good faith, PROVIDING PARTY shall rectify such Significant Service Shortfall as soon as reasonably possible. For purposes of this Section 1.5(c), a "Significant Service Shortfall" shall be deemed to have occurred if the timing or quality of performance of Corporate Services provided by PROVIDING PARTY hereunder falls below the standard required by Section 1.5(a) hereof; provided that PROVIDING PARTY's obligations under this Agreement shall be relieved to the extent, and for the duration of, any force majeure event as set forth in Article V.

      1.6 Response Time. PROVIDING PARTY shall respond to and resolve any problems in connection with the Corporate Services for RECEIVING PARTY within a commercially reasonable period of time, using response and proposed resolution times consistent with its response and resolution of such problems for itself.

      1.7 Ownership of Materials; Results and Proceeds. All data and information submitted to PROVIDING PARTY by RECEIVING PARTY, in connection with the Corporate Services or the Transition Assistance (as defined in Section 2.3) (the "RECEIVING PARTY Data"), and all results and proceeds of the Corporate Services and the Transition Assistance with


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regard to the RECEIVING PARTY Data, is and will remain, as between the Parties, the property of the RECEIVING PARTY. The PROVIDING PARTY shall not and shall not permit its Subsidiaries or Affiliates to use the RECEIVING PARTY Data for any purpose other than to provide the Corporate Services or Transition Assistance.

                                   ARTICLE II
                         TERM AND TRANSITION ASSISTANCE

      2.1 Term. The term (the "Term") of this Agreement shall commence as of the date hereof and shall continue until the date on which the last of the Scheduled Services under this Agreement is terminated or the date on which this Agreement is terminated by mutual agreement of the Parties, whichever is earlier (in either case, the "Termination Date"); provided, however, that in no event shall the Term:

            (a) expire later than the date that is six (6) months after (i) any Sale of FIS (as defined below) or any IPO (as defined below) or (ii) the exercise by the Sponsor Group (as defined in the Stockholders Agreement hereinafter defined) of exchange rights under Section 4.2 of the Stockholders Agreement, or

            (b) continue, with respect to any entity that ceases to be a Subsidiary of RECEIVING PARTY prior to the end of the Term, from and after the date that such entity ceases to be a Subsidiary of RECEIVING PARTY.

For purposes of this Agreement, (i) the term "Sale of FIS" means an acquisition by any Person (within the meaning of Section 3(a)(9) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") and used in Sections 13(d) and 14(d) thereof ("Person")) of Beneficial Ownership (within the meaning of Rule 13d-3 under the Exchange Act ("Beneficial Ownership")) of 50% or more of either the then outstanding shares of FIS common stock (the "Outstanding FIS Common Stock") or the combined voting power of the then outstanding voting securities of FIS entitled to vote generally in the election of directors (the "Outstanding FIS Voting Securities"); excluding, however, the following: (A) any acquisition directly from FIS, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from FIS, (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by FIS or a member of the FIS Group, or (C) any acquisition of Outstanding FIS Common Stock by one or more Subsidiaries or Affiliates of PROVIDING PARTY; (ii) the term "IPO" means an offering and sale to the public of any shares or equity securities of FIS or any of its Subsidiaries pursuant to a registration statement in the United States; and (iii) the term "Stockholders Agreement" means that certain Stockholders Agreement to be dated on or about March 9, 2005 by and among RECEIVING PARTY and the holders of its common stock.

      2.2 Termination.

            (a) If RECEIVING PARTY is not able to complete its transition of the Corporate Services by the Termination Date, then upon written notice provided to PROVIDING PARTY at least thirty (30) days prior to the Termination Date, RECEIVING PARTY shall have the right to request and cause PROVIDING PARTY to provide up to thirty (30) days of


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additional Corporate Services to RECEIVING PARTY; provided, that RECEIVING PARTY shall pay for all such additional Corporate Services.

            (b) If RECEIVING PARTY wishes to terminate a Corporate Service (or a portion thereof) on a date that is earlier than the Termination Date, RECEIVING PARTY shall provide written notice (the "Termination Notice") to PROVIDING PARTY of a proposed termination date for such Corporate Service (or portion thereof), at least ninety (90) days prior to such proposed termination date. Upon receipt of such notice, PROVIDING PARTY shall promptly provide notice to RECEIVING PARTY (the "Termination Dispute Notice") in the event that the PROVIDING PARTY believes in good faith that, notwithstanding the PROVIDING PARTY using its commercially reasonable efforts, the requested termination will have a material adverse impact on other Corporate Services and the scope of such adverse impact. In such event, the Parties will resolve the dispute in accordance with Section
1.4. If PROVIDING PARTY does not provide the Termination Dispute Notice, based on the standards set forth above, within ten (10) days of the date on which the Termination Notice was received, then, effective on the termination date proposed by RECEIVING PARTY in its Termination Notice, such Corporate Service (or portion thereof) shall be discontinued (thereafter, a "Discontinued Corporate Service") and deemed deleted from the Scheduled Services to be provided hereunder and thereafter, this Agreement shall be of no further force and effect with respect to the Discontinued Corporate Service (or portion thereof), except as to obligations accrued prior to the date of discontinuation of such Corporate Service (or portion thereof). Upon the occurrence of any Discontinued Corporate Service, the Parties shall promptly update Schedule 1.1(a) to reflect the discontinuation, and the Corporate Service Fees and FIS Costs Cap shall be adjusted in accordance therewith and the provisions of
Article III. Notwithstanding anything to the contrary contained herein, at any time that employees of PROVIDING PARTY or its Subsidiaries or Affiliates move to a department within RECEIVING PARTY or its Subsidiaries or Affiliates (an "Employee Shift"), a proportional portion of the relevant Corporate Service shall be deemed automatically terminated. If a Corporate Service, or portion thereof, is terminated as a result of an Employee Shift, then such termination shall take effect as of the date of the Employee Shift, and the adjustment in Corporate Service Fees and FIS Costs Cap shall also take effect as of the date of the Employee Shift.

            (c) If all Corporate Services shall have been terminated under this
Section 2.2 prior to the expiration of the Term, then either Party shall have the right to terminate this Agreement by giving written notice to the other Party, which termination shall be effective upon delivery as provided in Section 6.1.

      2.3 Transition Assistance. In preparation for the discontinuation of any Corporate Service provided under this Agreement, PROVIDING PARTY shall, consistent with its obligations to provide Corporate Services hereunder and with the cooperation and assistance of RECEIVING PARTY, use commercially reasonable efforts to provide such knowledge transfer services and to take such steps as are reasonably required in order to facilitate a smooth and efficient transition and/or migration of records to the RECEIVING PARTY or its Subsidiaries or Affiliates (or at RECEIVING PARTY's direction, to a third party) and responsibilities so as to minimize any disruption of services ("Transition Assistance"). RECEIVING PARTY shall cooperate with PROVIDING PARTY to allow PROVIDING PARTY to complete the Transition Assistance as early as is commercially reasonable to do so. Fees for any Transition Assistance


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shall be determined in accordance with the calculation formula and methods applicable to the Scheduled Services that are most similar in nature to the Transition Assistance being so provided, as set forth on the applicable section of Schedule 1.1(a).

      2.4 Return of Materials. As a Corporate Service or Transition Assistance is terminated, each Party will return all materials and property owned by the other Party, including, without limitation, all RECEIVING PARTY Data, if any, and materials and property of a proprietary nature involving a Party or its Subsidiaries or Affiliates relevant to the provision or receipt of that Corporate Service or Transition Assistance and no longer needed regarding the performance of other Corporate Services or other Transition Assistance under this Agreement, and will do so (and will cause its Subsidiaries and Affiliates to do so) within thirty (30) days after the applicable termination. Upon the end of the Term, each Party will return all material and property of a proprietary nature involving the other Party or its Subsidiaries, in its possession or control (or the possession or control of an Affiliate as a result of the Services provided hereunder) within thirty (30) days after the end of the Term. In addition, upon RECEIVING PARTY's request, PROVIDING PARTY agrees to provide to RECEIVING PARTY copies of RECEIVING PARTY's Data, files and records on magnetic media, or such other media as the Parties shall agree upon, to the extent practicable. PROVIDING PARTY may retain archival copies of RECEIVING PARTY's Data, files and records.

                                   ARTICLE III
               COMPENSATION AND PAYMENT ARRANGEMENTS FOR CORPORATE
                          SERVICES AND CORPORATE MARKS

      3.1 Compensation for Corporate Services.

            (a) In accordance with the payment terms described in Section 3.2 below, RECEIVING PARTY agrees to timely pay PROVIDING PARTY, as compensation for the Corporate Services provided hereunder, all fees as contemplated in Section
1.1 (the "Corporate Service Fees") and in Section 2.3 (the "Transition Assistance Fees").

            (b) Without limiting the foregoing, the parties acknowledge that RECEIVING PARTY is also obligated to pay, or reimburse PROVIDING PARTY for its payment of, all Out of Pocket Costs (as defined below); provided, however, that the incurrence of any liability by RECEIVING PARTY or any of its Subsidiaries for any New Out of Pocket Cost (as defined below) that requires the payment by RECEIVING PARTY or one of its Subsidiaries of more than $50,000, on an annualized basis, shall require the prior written approval of a full-time employee of RECEIVING PARTY or one of its Subsidiaries. For purposes hereof, the term "Out of Pocket Costs" means all fees, costs or other expenses payable by RECEIVING PARTY or its Subsidiaries to third parties that are not Affiliates of PROVIDING PARTY in connection with Services provided hereunder, solely to the extent that such fees, costs and other expenses have not historically been included in FNF Administrative Overhead (as defined below) because such fees, costs or other expenses have historically been billed directly to a department/cost center or division of FIS or one of its Subsidiaries. For purposes hereof, the term "New Out of Pocket Cost" means any Out of Pocket Cost incurred after the Effective Date that is not a continuation of services provided to FIS or one of its Subsidiaries in the ordinary course of


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business consistent with past practices and for which FIS had paid or reimbursed a portion thereof prior to the Effective Date.

            (c) Test Period FIS Costs.

                  (i) Attached hereto as Schedule 3.1(e) is a statement (the
            "January Statement"), prepared by PROVIDING PARTY, of RECEIVING PARTY's allocated and direct costs (collectively, the "FIS Costs") that are part of PROVIDING PARTY's administrative corporate overhead ("FNF Administrative Overhead") (as opposed to being billed directly to a department/cost center or division of RECEIVING PARTY) for the one-month period ended January 31, 2005. All Corporate Service Fees and Total Allocated FAS 123 Charges for the month of January 31, 2005 are listed under "Allocated" on Schedule 3.1(e) and total $3,073,805 (equivalent on an annualized basis to $36,885,660). All direct costs of FIS within FNF Administrative Overhead (referred to herein as "Direct Costs"), including direct FAS 123 Charges, for the month of January 31, 2005 are listed under "Direct" on Schedule 3.1(e) and total $1,164,187 (equivalent on an annualized basis to $13,970,244). All Allocated FAS 123 Charges and Direct FAS 123 Charges are referred to herein as "Total FAS 123 Charges."

                  (ii) After delivery of Q2 2005 financials, both parties will review the FNF Administrative Overhead charges to RECEIVING PARTY over the six-month period ending June 30, 2005 (the "Test Period"). For purposes hereof, during the Test Period, all FIS Costs charges related to RECEIVING PARTY shall be classified in a manner consistent with the methodology of the January Statement; provided, however, that if the January Statement failed to reflect charges of a category that have historically been billed through FNF Administrative Overhead, then such charges shall be reflected in all statements of FNF Administrative Overhead going forward to the extent that such charges continue to be billed through FNF Administrative Overhead, including, but not limited to, any FAS 123 charges related to grants of options or restricted stock by Fidelity National Financial, Inc. prior to 2005 (such as those charges related to the Fidelity National Information Solutions and Sanchez acquisitions). For purposes of this Agreement, the FIS Costs incurred during the Test Period shall be referred to as the "Test Period FIS Costs".

                  (iii) If the annualized Test Period FIS Costs are greater than
            $50,000,000, then the parties will use their reasonable best efforts to promptly agree on a reduction in administrative and overhead costs that would result in all FIS Costs being equal to or less than $50,000,000 on an annualized basis going forward. In addition, notwithstanding the foregoing or any other provision contained herein, in no event shall RECEIVING PARTY be responsible for any FIS Costs that, for any given fiscal year, exceed (A) in fiscal year 2005, $50,000,000 and (B) in any fiscal year subsequent to 2005, the sum of (I) $50,000,000, plus (II) the product of (x) $50,000,000 multiplied by (y) a percentage equal to one-half of the percentage by which RECEIVING PARTY's consolidated annual revenues (determined in accordance with GAAP consistently applied), increased over the prior fiscal year, minus (III) the Adjustment Amount (as defined in Schedule 1.1(a)) for any Discontinued Corporate Services (such sum or amount as so calculated being, the "FIS Costs Cap"). Without limiting the foregoing, the Parties agree that in calculating the Test Period FIS Costs as well as the annual FIS Costs described in the preceding sentence, all SFAS 123 and SFAS 123(R) charges related to (1) options to purchase common stock of RECEIVING PARTY or (2) restricted common stock of RECEIVING PARTY (which are excluded from the Total FAS 123 Charges) shall be excluded from the calculation. The Parties agree to consider any extraordinary direct corporate litigation charges in analyzing the FIS Costs during the Test Period.

            (d) The parties acknowledge that in calculating the FIS Costs Cap,
(i) Out of Pocket Costs are not considered Corporate Service Fees and are excluded from the calculation, and (ii) Transition Assistance Fees are excluded from the calculation of the FIS Costs Cap. The Parties further acknowledge and agree that the Total FAS 123 Charges are included in the calculation of the FIS Costs Cap but are non-cash items that shall be treated by the Parties as a contribution to capital by PROVIDING PARTY, but with no commensurate issuance of additional equity in connection with such contribution to capital.

            (e) After the Test Period, the Parties agree to consider charging all FIS Direct Costs directly to a department/cost center or division of FIS or one of its Subsidiaries, and reduce the FIS Costs Cap accordingly.

      3.2 Payment Terms. The PROVIDING PARTY shall invoice the RECEIVING PARTY on a monthly basis in arrears for Corporate Service Fees, Transition Assistance Fees, and Total Allocated FAS 123 Charges, as calculated in accordance with
Section 3.1 and Schedule 1.1(a) (it being understood that the Total Allocated FAS 123 Charges are non-cash items treated by RECEIVING PARTY as a contribution to capital by PROVIDING PARTY with no commensurate issuance of any equity in connection therewith). Each monthly invoice shall list all Corporate Services and FIS Costs in the format of Schedule 3.1(e) and shall state the then current FIS Costs Cap, any changes made thereto and brief explanation thereof. In addition, the PROVIDING PARTY shall promptly notify the RECEIVING PARTY, no more frequently than monthly, of the aggregate amount of Out of Pocket Costs to be reimbursed or paid. The RECEIVING PARTY shall pay by electronic funds transfer or other method satisfactory to PROVIDING PARTY and RECEIVING PARTY, in full, the monthly amount so invoiced and the Out of Pocket Costs incurred, within thirty (30) days after the date on which the PROVIDING PARTY's monthly invoice or notification of Out of Pocket Costs, as the case may be, was received. All invoices shall include, without limitation, the category of applicable Corporate Service or Transition Assistance Service (as the case may be), a brief description of the Out of Pocket Costs (if applicable), the billing period, and such other information as RECEIVING PARTY may reasonably request. Should RECEIVING PARTY dispute any portion of the amount due on any invoice or require any adjustment to an invoiced amount, or dispute any Out of Pocket Costs for which it received notification, then RECEIVING PARTY shall notify PROVIDING PARTY in writing of the nature and basis of the dispute and/or adjustment as soon as reasonably possible using, if necessary, the dispute resolution procedures set forth in Section 1.4. The Parties shall use their reasonable best efforts to resolve the dispute prior to the payment due date.

      3.3 Audit Rights. Upon reasonable advance notice from RECEIVING PARTY, PROVIDING PARTY shall permit RECEIVING PARTY to perform annual audits of PROVIDING PARTY's records only with respect to amounts invoiced and Out of Pocket Costs invoiced pursuant to this Article III. Such audits shall be conducted during PROVIDING PARTY's regular office hours and without disruption to PROVIDING PARTY's business operations and shall be performed at RECEIVING PARTY's sole expense.

                                   ARTICLE IV
                             LIMITATION OF LIABILITY

      4.1 LIMITATION OF LIABILITY. THE LIABILITY OF EITHER PARTY FOR A CLAIM ASSERTED BY THE OTHER PARTY BASED ON BREACH OF ANY COVENANT, AGREEMENT OR UNDERTAKING REQUIRED BY THIS AGREEMENT SHALL NOT EXCEED, IN THE AGGREGATE, THE FEES PAYABLE BY RECEIVING PARTY TO PROVIDING PARTY DURING THE ONE (1) YEAR PERIOD PRECEDING THE BREACH FOR THE PARTICULAR CORPORATE SERVICE AFFECTED BY SUCH BREACH UNDER THIS AGREEMENT; PROVIDED THAT SUCH LIMITATION SHALL NOT APPLY IN RESPECT OF ANY CLAIMS BASED ON A PARTY'S (i) GROSS NEGLIGENCE, (ii) WILLFUL MISCONDUCT, (iii) IMPROPER USE OR DISCLOSURE OF CUSTOMER INFORMATION, (iv) VIOLATIONS OF LAW, OR (v) INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF A PERSON OR ENTITY WHO IS NOT A PARTY HERETO OR THE SUBSIDIARY OR AFFILIATE OF A PARTY HERETO.

      4.2 DAMAGES. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY INDIRECT, SPECIAL, PUNITIVE, OR CONSEQUENTIAL DAMAGE OF ANY KIND WHATSOEVER; PROVIDED, HOWEVER, THAT TO THE EXTENT AN INDEMNIFIED PARTY UNDER ARTICLE X IS REQUIRED TO PAY ANY SPECIAL, INCIDENTAL, INDIRECT, COLLATERAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OR LOST PROFITS TO A PERSON OR ENTITY WHO IS NOT A PARTY OR A SUBSIDIARY OR AFFILIATE OF THE INDEMNIFIED PARTY IN CONNECTION WITH A THIRD PARTY CLAIM, SUCH DAMAGES WILL CONSTITUTE DIRECT DAMAGES AND WILL NOT BE SUBJECT TO THE LIMITATION SET FORTH IN THIS ARTICLE IV.

                                    ARTICLE V
                                  FORCE MAJEURE

      Neither Party shall be held liable for any delay or failure in performance of any part of this Agreement from any cause beyond its reasonable control and without its fault or negligence, including, but not limited to, acts of God, acts of civil or military authority, embargoes, epidemics, war, terrorist acts, riots, insurrections, fires, explosions, earthquakes, hurricanes, tornadoes, nuclear accidents, floods, strikes, terrorism and power blackouts. Upon the occurrence of a condition described in this Article, the Party whose performance is prevented shall give written notice to the other Party, and the Parties shall promptly confer, in good faith, to agree upon equitable, reasonable action to minimize the impact, on both Parties, of such conditions.

                                   ARTICLE VI
                               NOTICES AND DEMANDS

      6.1 Notices. Except as otherwise provided under this Agreement (including
Schedule 1.1(a)), all notices, demands or requests which may be given by any Party to the other Party shall be in writing and shall be deemed to have been duly given on the date delivered in person, or sent via telefax, or on the next business day if sent by overnight courier, or on the date of the third business day after deposit, postage prepaid, in the United States Mail via Certified Mail return receipt requested, and addressed as set forth below:

      If to RECEIVING PARTY, to:

      Fidelity National Information Services, Inc.
      601 Riverside Avenue
      Jacksonville, Florida 32204
      Attention: General Counsel

      prior to the Sale of FIS (unless such sale is to THL, TPG or their affiliates) or any IPO, with copies to:

      Thomas H.  Lee Partners, L.P.
      100 Federal Street
      Boston, MA 02110
      Attention: Thomas M.  Hagerty and Seth Lawry
      Facsimile: (617) 227-5514

      and

      Texas Pacific Group
      345 California Street, Suite 3300
      San Francisco, CA 94104
      Attention: Jonathan Coslet and Marshall Haines
      Facsimile: (415) 743-1501

      If to PROVIDING PARTY, to:

      Fidelity National Title Group, Inc.
      601 Riverside Avenue
      Jacksonville, Florida 32204
      Attention: General Counsel

The address to which such notices, demands, requests, elections or other communications are to be given by either Party may be changed by written notice given by such Party to the other Party pursuant to Section 6.1 and this Section 6.2.

                                   ARTICLE VII
                                    REMEDIES

      7.1 Remedies Upon Material Breach. In the event of material breach of any provision of this Agreement by a Party, the non-defaulting Party shall give the defaulting Party written notice, and:

            (a) If such breach is for RECEIVING PARTY's non-payment of an amount that is not in dispute, the defaulting Party shall cure the breach within thirty
(30) calendar days of such notice. If the defaulting Party does not cure such breach by such date, then the defaulting Party shall pay the non-defaulting Party the undisputed amount, any interest that has accrued hereunder through the expiration of the cure period plus an additional amount of interest equal to four percent (4%) per annum above the "prime rate" as announced in the most recent edition of the Wall Street Journal. The Parties agree that this rate of interest constitutes reasonable liquidated damages and not an unenforceable penalty.

            (b) If such breach is for any other material failure to perform in accordance with this Agreement, the defaulting Party shall cure such breach within thirty (30) calendar days of the date of such notice. If the defaulting Party does not cure such breach within such period, then the defaulting Party shall pay the non-defaulting Party all of the non-defaulting Party's actual damages, subject to Article IV above.

      7.2 Survival Upon Expiration or Termination. The provisions of Section 1.4 (Dispute Resolution), Section 2.4 (Return of Materials), Article IV (Limitation of Liability), Article VI (Notices and Demands), this Section 7.2, Article VIII (Confidentiality), Article X (Indemnification) and Article XI (Miscellaneous) shall survive the termination or expiration of this Agreement unless otherwise agreed to in writing by both Parties.

                                  ARTICLE VIII
                                 CONFIDENTIALITY

      8.1 Confidential Information. Each Party shall use at least the same standard of care in the protection of Confidential Information of the other Party as it uses to protect its own confidential or proprietary information; provided that such Confidential Information shall be protected in at least a reasonable manner. For purposes of this Agreement, "Confidential Information" includes all confidential or proprietary information and documentation of either Party, including the terms of this Agreement, including with respect to each Party, all of its software, data, financial information all reports, exhibits and other documentation prepared by any of its Subsidiaries or Affiliates. Each Party shall use the Confidential Information of the other Party only in connection with the purposes of this Agreement and shall make such Confidential Information available only to its employees, subcontractors, or agents having a "need to know" with respect to such purpose. Each Party shall advise its respective employees, subcontractors, and agents of such Party's obligations under this Agreement. The obligations in this Section 8.1 will not restrict disclosure by a Party pursuant to applicable law, or by order or request of any court or government agency; provided, that prior to such disclosure the receiving Party shall (a) immediately give notice to the disclosing Party, (b) cooperate with the disclosing Party in challenging the right to such access and
(c) only provide such information as is required by law, such order or a final, non-appealable ruling of a court of proper jurisdiction Confidential Information of a Party will not be afforded the protection of this Article VIII if such Confidential Information was (A) developed by the other Party independently as shown by its written business records regularly kept, (B) rightfully obtained by the other Party without restriction from a third party, (C) publicly available other than through the fault or negligence of the other Party or (D) released by the disclosing Party without restriction to anyone.

      8.2 Work Product Privilege. RECEIVING PARTY represents and PROVIDING PARTY acknowledges that, in the course of providing Corporate Services pursuant to this Agreement, PROVIDING PARTY may have access to (a) documents, data, databases or communications that are subject to attorney client privilege and/or
(b) privileged work product prepared by or on behalf of the Affiliates of RECEIVING PARTY in anticipation of litigation with third parties (collectively, the "Privileged Work Product") and RECEIVING PARTY represents and PROVIDING PARTY understands that all Privileged Work Product is protected from disclosure by Rule 26 of the Federal Rules of Civil Procedure and the equivalent rules and regulations under the law chosen to govern the construction of this Agreement. RECEIVING PARTY represents and PROVIDING PARTY understands the importance of maintaining the strict confidentiality of the Privileged Work Product to protect the attorney client privilege, work product doctrine and other privileges and rights associated with such Privileged Work Product pursuant to such Rule 26 and the equivalent rules and regulations under the law chosen to govern the construction of this Agreement. After PROVIDING PARTY is notified or otherwise becomes aware that documents, data, database, or communications are Privileged Work Product, only PROVIDING PARTY personnel for whom such access is necessary for the purposes of providing Services to RECEIVING PARTY as provided in this Agreement shall have access to such Privileged Work Product. Should PROVIDING PARTY ever be notified of any judicial or other proceeding seeking to obtain access to Privileged Work Product, PROVIDING PARTY shall (A) immediately give notice to RECEIVING PARTY, (B) cooperate with RECEIVING PARTY in challenging the right to such access and (C) only provide such information as is required by a final, non-appealable ruling of a court of proper jurisdiction. RECEIVING PARTY shall pay all of the cost incurred by PROVIDING PARTY in complying with the immediately preceding sentence. RECEIVING PARTY has the right and duty to represent PROVIDING PARTY in such resistance or to select and compensate counsel to so represent PROVIDING PARTY or to reimburse PROVIDING PARTY for reasonable attorneys' fees and expenses as such fees and expenses are incurred in resisting such access. If PROVIDING PARTY is ultimately required, pursuant to an order of a court of competent jurisdiction, to produce documents, disclose data, or otherwise act in contravention of the confidentiality obligations imposed in this Article VIII, or otherwise with respect to maintaining the confidentiality, proprietary nature, and secrecy of Privileged Work Product, PROVIDING PARTY is not liable for breach of such obligation to the extent such liability does not result from failure of PROVIDING PARTY to abide by the terms of this Article
VIII. All Privileged Work Product is the property of RECEIVING PARTY and will be deemed Confidential Information, except as specifically authorized in this Agreement or as shall be required by law.

      8.3 Unauthorized Acts. Each Party shall (a) notify the other Party promptly of any unauthorized possession, use, or knowledge of any Confidential Information by any person which shall become known to it, any attempt by any person to gain possession of Confidential Information without authorization or any attempt to use or acquire knowledge of any

Confidential Information without authorization (collectively, "Unauthorized Access"), (b) promptly furnish to the other Party full details of the Unauthorized Access and use reasonable efforts to assist the other Party in investigating or preventing the reoccurrence of any Unauthorized Access, (c) cooperate with the other Party in any litigation and investigation against third parties deemed necessary by such Party to protect its proprietary rights, and
(d) use commercially reasonable efforts to prevent a reoccurrence of any such Unauthorized Access.

      8.4 Publicity. Except as required by law or national stock exchange rule or as allowed by any Ancillary Agreement, neither Party shall issue any press release, distribute any advertising, or make any public announcement or disclosure (a) identifying the other Party by name, trademark or otherwise or
(b) concerning this Agreement without the other Party's prior written consent. Notwithstanding the foregoing sentence, in the event either Party is required to issue a press release relating to this Agreement or any of the transactions contemplated by this Agreement, or by the laws or regulations of any governmental authority, agency or self-regulatory agency, such Party shall (A) give notice and a copy of the proposed press release to the other Party as far in advance as reasonably possible, but in any event not less than five (5) days prior to publication of such press release and (B) make any changes to such press release reasonably requested by the other Party. In addition, RECEIVING PARTY may communicate the existence of the business relationship contemplated by the terms of this Agreement internally within PROVIDING PARTY's organization and orally and in writing communicate PROVIDING PARTY's identity as a reference with potential and existing customers.

      8.5 Data Privacy. (a) Where, in connection with this Agreement, PROVIDING PARTY processes or stores information about a living individual that is held in automatically processable form (for example in a computerized database) or in a structured manual filing system ("Personal Data"), on behalf of any Subsidiaries of RECEIVING PARTY or their clients, then PROVIDING PARTY shall implement appropriate measures to protect those personal data against accidental or unlawful destruction or accidental loss, alteration, unauthorized disclosure or access and shall use such data solely for purposes of carrying out its obligations under this Agreement.

            (b) RECEIVING PARTY may instruct PROVIDING PARTY, where PROVIDING PARTY processes Personal Data on behalf of Subsidiaries of RECEIVING PARTY, to take such steps to preserve data privacy in the processing of those Personal Data as are reasonably necessary for the performance of this Agreement.

            (c) Subsidiaries of RECEIVING PARTY may, in connection with this Agreement, collect Personal Data in relation to PROVIDING PARTY and PROVIDING PARTY's employees, directors and other officers involved in providing Corporate Services hereunder. Such Personal Data may be collected from PROVIDING PARTY, its employees, its directors, its officers, or from other (for example, published) sources; and some limited personal data may be collected indirectly at RECEIVING PARTY's (or Subsidiaries of RECEIVING PARTY's) locations from monitoring devices or by other means (e.g., telephone logs, closed circuit TV and door entry systems). Nothing in this Section 8.5(c) obligates PROVIDING PARTY or PROVIDING PARTY's employees, directors or other officers to provide Personal Data requested by RECEIVING PARTY. The Subsidiaries of RECEIVING PARTY may use and disclose any such data disclosed by PROVIDING PARTY solely for purposes connected with this Agreement and for the relevant purposes specified in the data privacy policy of the Subsidiary of RECEIVING PARTY (a copy of which is available on request.) RECEIVING PARTY will maintain the same level of protection for Personal Data collected from PROVIDING PARTY (and PROVIDING PARTY's employees, directors and officers, as appropriate) as RECEIVING PARTY maintains with its own Personal Data, and will implement appropriate administrative, physical and technical measures to protect the personal data collected from PROVIDING PARTY and PROVIDING PARTY's employees, directors and other officers against accidental or unlawful destruction or accidental loss, alternation, unauthorized disclosure or access.

                                   ARTICLE IX
                  REPRESENTATIONS, WARRANTIES AND COVENANTS

      EXCEPT FOR THE REPRESENTATIONS, WARRANTIES AND COVENANTS EXPRESSLY MADE IN THIS AGREEMENT, PROVIDING PARTY HAS NOT MADE AND DOES NOT HEREBY MAKE ANY EXPRESS OR IMPLIED REPRESENTATIONS, WARRANTIES OR COVENANTS, STATUTORY OR OTHERWISE, OF ANY NATURE, INCLUDING WITH RESPECT TO THE WARRANTIES OF MERCHANTABILITY, QUALITY, QUANTITY, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR THE RESULTS OBTAINED OF THE CONTINUING BUSINESS. ALL OTHER REPRESENTATIONS, WARRANTIES, AND COVENANTS, EXPRESS OR IMPLIED, STATUTORY, COMMON LAW OR OTHERWISE, OF ANY NATURE, INCLUDING WITH RESPECT TO THE WARRANTIES OF MERCHANTABILITY, QUALITY, QUANTITY, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR THE RESULTS OBTAINED OF THE CONTINUING BUSINESS ARE HEREBY DISCLAIMED BY PROVIDING PARTY.

                                    ARTICLE X
                                 INDEMNIFICATION

      10.1 Indemnification.

            (a) Subject to Article IV, RECEIVING PARTY will indemnify, defend and hold harmless PROVIDING PARTY, each Subsidiary and Affiliate of PROVIDING PARTY, each of their respective past and present directors, officers, employees, agents, consultants, advisors, accountants and attorneys ("Representatives"), and each of their respective successors and assigns (collectively, the "PROVIDING PARTY Indemnified Parties") from and against any and all Damages (as defined below) incurred or suffered by the PROVIDING PARTY Indemnified Parties arising or resulting from the provision of Corporate Services hereunder, which Damages shall be reduced to the extent of:

                  (i) Damages caused or contributed to by PROVIDING PARTY's
            negligence, willful misconduct or violation or law; or

                  (ii) Damages caused or contributed to by a breach of this
            Agreement by PROVIDING PARTY.

"Damages" means, subject to Article IV hereof, all losses, claims, demands, damages, liabilities, judgments, dues, penalties, assessments, fines (civil, criminal or administrative), costs, liens, forfeitures, settlements, fees or expenses (including reasonable attorneys' fees and expenses and any other expenses reasonably incurred in connection with investigating, prosecuting or defending a claim or Action).

            (b) Except as set forth in this Section 10.1(b), PROVIDING PARTY will have no liability to RECEIVING PARTY for or in connection with any of the Corporate Services rendered hereunder or for any actions or omissions of PROVIDING PARTY in connection with the provision of any Corporate Services hereunder. Subject to the provisions hereof and subject to Article IV, PROVIDING PARTY will indemnify, defend and hold harmless RECEIVING PARTY, each Subsidiary and Affiliate of RECEIVING PARTY, each of their respective past and present Representatives, and each of their respective successors and assigns (collectively, the "RECEIVING PARTY Indemnified Parties") from and against any and all Damages incurred or suffered by the RECEIVING PARTY Indemnified Parties arising or resulting from either of the following:

                  (i) any claim that PROVIDING PARTY's use of the software or other intellectual property used to provide the Corporate Services or Transition Assistance, or any results and proceeds of such Corporate Services or Transition Assistance, infringes, misappropriates or otherwise violates any United States patent, copyright, trademark, trade secret or other intellectual property rights; provided, that such intellectual property indemnity shall not apply to the extent that any such claim arises out of any modification to such software or other intellectual property made by RECEIVING PARTY without PROVIDING PARTY's authorization or participation, or

                  (ii) PROVIDING PARTY's gross negligence, willful misconduct, improper use or disclosure of customer information or violations of law;

provided, that in each of the cases described in subclauses (i) through (ii) above, the amount of Damages incurred or sustained by RECEIVING PARTY shall be reduced to the extent such Damages shall have been caused or contributed to by any action or omission of RECEIVING PARTY in amounts equal to RECEIVING PARTY's equitable share of such Damages determined in accordance with its relative culpability for such Damages or the relative fault of RECEIVING PARTY or its Subsidiaries.

      10.2 Indemnification Procedures.

            (a) Claim Notice. A Party that seeks indemnity under this Article X (an "Indemnified Party") will give written notice (a "Claim Notice") to the Party from whom indemnification is sought (an "Indemnifying Party"), whether the Damages sought arise from matters solely between the Parties or from Third Party Claims. The Claim Notice must contain (i) a description and, if known, estimated amount (the "Claimed Amount") of any Damages incurred or reasonably expected to be incurred by the Indemnified Party, (ii) a reasonable explanation of the basis for the Claim Notice to the extent of facts then known by the Indemnified Party, and (iii) a demand for payment of those Damages. No delay or deficiency on the part of the Indemnified Party in so notifying the Indemnifying Party will relieve the Indemnifying Party of any liability for Damages or obligation hereunder except to the extent of any Damages caused by or arising out of such failure.

            (b) Response to Notice of Claim. Within thirty (30) days after delivery of a Claim Notice, the Indemnifying Party will deliver to the Indemnified Party a written response in which the Indemnifying Party will either: (i) agree that the Indemnified Party is entitled to receive all of the Claimed Amount and, in which case, the Indemnifying Party will pay the Claimed Amount in accordance with a payment and distribution method reasonably acceptable to the Indemnified Party; or (ii) dispute that the Indemnified Party is entitled to receive all or any portion of the Claimed Amount, in which case, the Parties will resort to the dispute resolution procedures set forth in
Section 1.4.

            (c) Contested Claims. In the event that the Indemnifying Party disputes the Claimed Amount, as soon as practicable but in no event later than ten (10) days after the receipt of the notice referenced in Section 10.2(b)(ii) hereof, the Parties will begin the process to resolve the matter in accordance with the dispute resolution provisions of Section 1.4 hereof. Upon ultimate resolution thereof, the Parties will take such actions as are reasonably necessary to comply with such agreement or instructions.

            (d) Third Party Claims.

                  (i) In the event that the Indemnified Party receives notice or otherwise learns of the assertion by a person or entity who is not a Party hereto or a Subsidiary or Affiliate of a Party hereto of any claim or the commencement of any action (a "Third-Party Claim") with respect to which the Indemnifying Party may be obligated to provide indemnification under this Article X, the Indemnified Party will give written notification to the Indemnifying Party of the Third-Party Claim. Such notification will be given within fifteen
            (15) days after receipt by the Indemnified Party of notice of such Third-Party Claim, will be accompanied by reasonable supporting documentation submitted by such third party (to the extent then in the possession of the Indemnified Party) and will describe in reasonable detail (to the extent known by the Indemnified Party) the facts constituting the basis for such Third-Party Claim and the amount of the claimed Damages; provided, however, that no delay or deficiency on the part of the Indemnified Party in so notifying the Indemnifying Party will relieve the Indemnifying Party of any liability for Damages or obligation hereunder except to the extent of any Damages caused by or arising out of such failure. Within twenty (20) days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such Third-Party Claim with counsel reasonably satisfactory to the Indemnified Party. During any period in which the Indemnifying Party has not so assumed control of such defense, the Indemnified Party will control such defense.

                  (ii) The Party not controlling such defense (the
            "Non-controlling Party") may participate therein at its own expense.

                  (iii) The Party controlling such defense (the "Controlling
            Party") will keep the Non-controlling Party reasonably advised of the status of such Third-Party Claim and the defense thereof and will consider in good faith recommendations made by the Non-controlling Party with respect thereto. The Non-controlling Party will furnish the Controlling Party with such Information as it may have with respect to such Third-Party Claim (including copies of any summons, complaint or other pleading which may have been served on such Party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and will otherwise cooperate with and assist the Controlling Party in the defense of such Third-Party Claim.

                  (iv) The Indemnifying Party will not agree to any settlement of, or the entry of any judgment arising from, any such Third-Party Claim without the prior written consent of the Indemnified Party, which consent will not be unreasonably withheld or delayed; provided, however, that the consent of the Indemnified Party will not be required if (A) the Indemnifying Party agrees in writing to pay any amounts payable pursuant to such settlement or judgment, and
            (B) such settlement or judgment includes a full, complete and unconditional release of the Indemnified Party from further Liability. The Indemnified Party will not agree to any settlement of, or the entry of any judgment arising from, any such Third-Party Claim without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld or delayed.

                                   ARTICLE XI
                                  MISCELLANEOUS

      11.1 Relationship of the Parties. The Parties declare and agree that each Party is engaged in a business that is independent from that of the other Party and each Party shall perform its obligations as an independent contractor. It is expressly understood and agreed that RECEIVING PARTY and PROVIDING PARTY are not partners, and nothing contained herein is intended to create an agency relationship or a partnership or joint venture with respect to the Corporate Services. Neither Party is an agent of the other and neither Party has any authority to represent or bind the other Party as to any matters, except as authorized herein or in writing by such other Party from time to time.

      11.2 Employees. (a) PROVIDING PARTY shall be solely responsible for payment of compensation to its employees and, as between the Parties, for its Subsidiaries' employees and its Affiliates' employees, and for any injury to them in the course of their employment. PROVIDING PARTY shall assume full responsibility for payment of all federal, state and local taxes or contributions imposed or required under unemployment insurance, social security and income tax laws with respect to such persons.

            (b) RECEIVING PARTY shall be solely responsible for payment of compensation to its employees and, as between the Parties, for its Subsidiaries' employees and for any injury to them in the course of their employment. RECEIVING PARTY shall assume full responsibility for payment of all federal, state and local taxes or contributions imposed or required under unemployment insurance, social security and income tax laws with respect to such persons.

      11.3 Assignment. Neither Party may, in connection with a sale of an asset to which one or more of the Corporate Services relate, assign, transfer or convey any right, obligation or duty, in whole or in part, or of any other interest under this Agreement relating to such Corporate Services without the prior written consent of the other Party, provided, however, that in the event of a Sale of FIS (as defined in Section 2.1), FIS may assign its interest in this Agreement without the prior written consent of FNT. All obligations and duties of a Party under this Agreement shall be binding on all successors in interest and permitted assigns of such Party. Each Party may use its Subsidiaries or Affiliates or subcontractors to perform the Corporate Services; provided that such use shall not relieve such assigning Party of liability for its responsibilities and obligations.

      11.4 Severability. In the event that any one or more of the provisions contained herein shall for any reason be held to be unenforceable in any respect under law, such unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if such unenforceable provision or provisions had never been contained herein.

      11.5 Third Party Beneficiaries. The provisions of this Agreement are for the benefit of the Parties and their Affiliates and not for any other person. However, should any third party institute proceedings, this Agreement shall not provide any such person with any remedy, claim, liability, reimbursement, cause of action, or other right.

      11.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to such State's laws and principles regarding the conflict of laws. Subject to Section 1.4, if any Dispute arises out of or in connection with this Agreement, except as expressly contemplated by another provision of this Agreement, the Parties irrevocably (a) consent and submit to the exclusive jurisdiction of federal and state courts located in Jacksonville, Florida, (b) waive any objection to that choice of forum based on venue or to the effect that the forum is not convenient and (c) WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT TO TRIAL OR ADJUDICATION BY JURY.

      11.7 Executed in Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same document.

      11.8 Construction. The headings and numbering of articles, sections and paragraphs in this Agreement are for convenience only and shall not be construed to define or limit any of the terms or affect the scope, meaning, or interpretation of this Agreement or the particular Article or Section to which they relate. This Agreement and the provisions contained herein shall not be construed or interpreted for or against any Party because that Party drafted or caused its legal representative to draft any of its provisions.

      11.9 Entire Agreement. This Agreement, including all attachments, constitutes the entire Agreement between the Parties with respect to the subject matter hereof, and supersedes all prior oral or written agreements, representations, statements, negotiations, understandings, proposals and undertakings, with respect to the subject matter hereof.

      11.10 Amendments and Waivers. (a) The Parties may amend this Agreement only by a written agreement signed by each Party and that identifies itself as an amendment to this Agreement. No waiver of any provisions of this Agreement and no consent to any default under this Agreement shall be effective unless the same shall be in writing and signed by or on behalf of the Party against whom such waiver or consent is claimed. No course of dealing or failure of any Party to strictly enforce any term, right or condition of this Agreement shall be construed as a waiver of such term, right or condition. Waiver by either Party of any default by the other Party shall not be deemed a waiver of any other default.

            (b) Notwithstanding the foregoing, at any time prior to the Sale of FIS or any IPO, this Agreement may not be amended without the prior written consent of THL and TPG if such amendment would: (i) change the methodology of calculating the cost of any services provided hereunder (e.g., change from a "cost" method to a "cost plus X" method), (ii) add any service that is not contemplated as of the date hereof, if the cost of such additional service is expected to be more than five hundred thousand dollars ($500,000) annually,
(iii) affect the Term of the Agreement, (iv) affect RECEIVING PARTY's ability to terminate any Corporate Services pursuant to Section 2.2, (v) affect Sections
1.5 (Standard of Services), 1.6 (Response Time), or 1.7 (Ownership of Materials) in any manner adverse to RECEIVING PARTY, (vi) affect Section 3.1 (Compensation for Corporate Services) in any manner, (vii) affect PROVIDING PARTY's limitation of liability under Article IV (Limitation of Liability) in any manner adverse to RECEIVING PARTY, (viii) affect PROVIDING PARTY's rights under Article VII (Remedies) upon default by RECEIVING PARTY in any manner adverse to RECEIVING PARTY, (ix) affect Article X (Indemnification) in any manner adverse to RECEIVING PARTY, or (x) affect this Section 11.10 (Amendment). For purposes hereof, the term "THL" means Thomas H. Lee Equity Fund V, L.P. and the term "TPG" means TPG Partners III, L.P. THL and TPG are intended third party beneficiaries of this Agreement solely with respect to this Section 11.10(b).

      11.11 Remedies Cumulative. Unless otherwise provided for under this Agreement, all rights of termination or cancellation, or other remedies set forth in this Agreement, are cumulative and are not intended to be exclusive of other remedies to which the injured Party may be entitled by law or equity in case of any breach or threatened breach by the other Party of any provision in this Agreement. Unless otherwise provided for under this Agreement, use of one or more remedies shall not bar use of any other remedy for the purpose of enforcing any provision of this Agreement.

      11.12 Taxes. All charges and fees to be paid to PROVIDING PARTY under this Agreement are exclusive of any applicable taxes required by law to be collected from the RECEIVING PARTY (including, without limitation, withholding, sales, use, excise, or services tax, which may be assessed on the provision of Corporate Services). In the event that a withholding, sales, use, excise, or services tax is assessed on the provision of any of the Corporate Services under this Agreement, RECEIVING PARTY will pay directly, reimburse or indemnify PROVIDING PARTY for such tax, plus any applicable interest and penalties. The Parties will cooperate with each other in determining the extent to which any tax is due and owing under the circumstances, and shall provide and make available to each other any resale certificate, information regarding out-of-state use of materials, services or sale, and other exemption certificates or information reasonably requested by either Party.

                           [signature page to follow]

      11.13 Changes in Law. PROVIDING PARTY's obligations to provide Corporate Services hereunder are to provide such Corporate Services in accordance with applicable laws as in effect on the date of this Agreement. Each Party reserves the right to take all actions in order to ensure that the Corporate Services and Transition Assistance are provided in accordance with any applicable laws.

      IN WITNESS WHEREOF, the Parties, acting through their authorized officers, have caused this Agreement to be duly executed and delivered as of the date first above written.

                                PROVIDING PARTY:

                                FIDELITY NATIONAL TITLE GROUP, INC.

                                By /s/ Raymond R. Quirk
                                  --------------------------------------------
                                   Raymond R. Quirk
                                   Chief Executive Officer

                                RECEIVING PARTY:

                                FIDELITY NATIONAL INFORMATION SERVICES, INC.

                                By /s/ Michael L. Gravelle
                                  --------------------------------------------
                                   Michael L. Gravelle
                                   Senior Vice President

                            DEFINITIONS AND FORMULAS

                 FOR PURPOSES OF CALCULATING COST ALLOCATION

For purposes of this Agreement and the Corporate Service Schedules:

"Direct Employee Compensation" of an employee means the aggregate of such employee's salary, overtime, cash bonus and commission compensation and payroll taxes attributable thereto.

"Departmental Costs" of a department/cost center means any and all costs incurred by or allocated to that department/cost center other than Direct Employee Compensation of the employees in the department/cost center, such as office furniture and equipment, office space and facilities expenses, repairs & maintenance expenses, rent and leasehold improvements, utilities, telecommunications and IT equipment, insurance costs, employee benefits costs, depreciation, amortization, real property and personal property taxes, advertising and promotional expenses (if any), postage, courier and shipping expenses, printing, reproduction, stationary, and office supplies, travel and entertainment expenses, educational, training and recruiting expenses, professional dues and subscriptions, fees, costs and expenses incurred in connection with the Services that are included in FNF Administrative Overhead, and the other similar costs that are generally characterized as "overhead"', in each case as allocated to the department/cost center in accordance with PROVIDING PARTY's current overhead cost allocation policy.

"Servicing Employee" means an employee of PROVIDING PARTY or its Subsidiaries or its Affiliates who provides services to RECEIVING PARTY and its Subsidiaries under this Agreement.

"Standard Allocation", for purposes of the Services provided under this Agreement and the Schedules hereto, including the Cost Allocation section of the Schedules, shall be calculated as follows:

      1. Out of Pocket Costs incurred by or on behalf of RECEIVING PARTY or its Subsidiary(s) are charged directly to it and are not part of the Services under this Agreement or the payments to be made therefor, and are not included in the FIS Costs Cap described in Section 3.1.

      2. The Direct Employee Compensation of the PROVIDING PARTY Servicing Employees shall be allocated to RECEIVING PARTY based on the percentage of work time that each such Servicing Employee spends in providing the applicable Services to RECEIVING PARTY and its Subsidiaries. Allocations as of the Closing Date will be those reflected in the data and results of January 2005, and shall be applied to determine the allocations hereunder on a monthly basis, with each work time percentage and corresponding Departmental Cost percentage to be re-examined and updated (if appropriate) at the end of each 6-month period following the Closing Date, it being understood that any changes in the allocations (a) must be pre-approved by a full-time FIS employee and (b) shall not affect the FIS Costs Cap.

            By way of example, for a Servicing Employee of PROVIDING PARTY who has an annual salary of $50,000, a cash bonus of $20,000, and payroll taxes of $10,000 and who spends 40% of his work time on providing Services under this Agreement, RECEIVING PARTY would be allocated a Direct Employee Compensation cost of $32,000 calculated as follows:

            ($50,000 + $20,000 + $10,000) x 40% = $32,000.

      3. In addition to the Direct Employee Compensation, Departmental Costs of each department/cost center of PROVIDING PARTY that has Servicing Employees shall be allocated to RECEIVING PARTY based on a percentage reflecting the aggregate regular salaries of all of the Servicing Employees in that department/cost center, in relation to the aggregate regular salaries of all employees in the department/cost center, taking into account the percentage of work time that each Servicing Employee in the department/cost center spends in providing services to RECEIVING PARTY and its Subsidiaries hereunder.

            By way of example, assume that in a PROVIDING PARTY department/cost center, there are 20 employees, 5 of whom are Servicing Employees who each spend 40% of the work time providing services to RECEIVING PARTY and its Subsidiaries. If the aggregate regular salaries of the 20 employees is $500,000, and the aggregate regular salaries of the 5 Servicing Employees is $300,000, then we determine the portion of the Departmental Costs that will be allocated to RECEIVING PARTY as follows:

            First, determine the aggregate regular salaries allocable to RECEIVING PARTY:

                  $300,000 x 40% = $120,000.

            Then, determine the portion of the Departmental Costs to be allocated to RECEIVING PARTY based on the aggregate regular salaries percentage:

                  $120,000 / $500,000 = 24%.

            In this example, 24% of the Departmental Costs of this department/cost center will be allocated to RECEIVING PARTY.

      4. Except to the extent otherwise expressly provided herein, for any given 6-month period, all Direct Employee Compensation to be allocated shall be determined on the basis of the applicable work time percentages for the immediately preceding 6-month period, except that the Direct Employee Compensation allocations applicable on the Closing Date shall be based on the work time percentages applicable for the calendar month June 2005. At the end of each 6-month period, the work time percentages shall be re-examined and the Direct Employee Compensation will be re-allocated based on the revised work time percentages, if any. For any given 6-month, all Departmental Costs to be allocated shall be determined on the basis of the applicable aggregate salaries and related percentages for the immediately preceding 6-month period, except that the aggregate salaries and related percentages applicable on the Closing Date shall be based on the work time percentages and aggregate salaries applicable for the calendar month January 2005. Without limiting the foregoing, the parties acknowledge that although the work time percentages and Departmental Cost percentages will be re-examined every 6 months, no such re-examination shall increase or decrease the FIS Costs Cap, as defined in Section 3.1(c).

      5. If at any time during the Term of this Agreement RECEIVING PARTY terminates or discontinues all or any portion of a Corporate Service prior to the end of the Term or if any Corporate Service (or portion thereof) automatically terminates, pursuant to
            Section 2.2(b) (hereinafter referred to as a "Discontinued Service"), then effective as of the last day of the calendar month in which such termination or discontinuation is effective, an amount equal to the Adjustment Amount (as herein defined) for the Discontinued Service shall be deducted from the FIS Costs Cap and such amount shall no longer be owing under this Agreement. For purposes of this Agreement, the "Adjustment Amount" for a Discontinued Service shall be calculated as follows:

                  (i) if the Discontinued Service is terminated or discontinued
            during fiscal 2005, then the Adjustment Amount for 2005 shall equal the annualized actual Allocated Costs and actual Direct Costs (determined on the basis of the average monthly costs) attributable to such Discontinued Service from January through the calendar month immediately preceding the date of such termination or discontinuation (hereinafter referred to as the "Annualized 2005 Cost") less the aggregate amount of actual Allocated Costs and actual Direct Costs attributable to such Discontinued Service that have been allocated or billed to RECEIVING PARTY through the calendar month immediately preceding the date of such termination or discontinuation; and, for all subsequent years, shall equal the Annualized 2005 Cost; and

                  (ii) if the Discontinued Service is terminated or discontinued
            after fiscal year 2005, then the Adjustment Amount for the fiscal year in which the service is terminated or discontinued shall equal the aggregate actual Allocated Costs and actual Direct Costs attributable to such Discontinued Service for the 12-month period (determined on a rolling basis) immediately preceding the date of such termination or discontinuation (hereinafter referred to as the "Annualized Cost") less (I) the aggregate amount of actual Allocated Costs and actual Direct Costs attributable to such Discontinued Service that have been allocated or billed to RECEIVING PARTY from January of the fiscal year in which the service is terminated or discontinued through the calendar month immediately preceding the date of such termination or discontinuation, plus (II) the pro rata portion of any increase that would be attributable to the Discontinued Service and related Adjustment Amount from any increase in FIS' consolidated annual revenues pursuant to Section 3.1(c)(iii)(B)(II) of this Agreement; and, for all subsequent years, shall equal the Annualized Cost plus the pro rata portion of any increase that would be attributable to the Discontinued Service and related Adjustment Amount from any increase in FIS' consolidated annual revenues pursuant to Section 3.1(c)(iii)(B)(II) of this Agreement;

      it being understood that the parties will jointly review the proposed Adjustment Amount so calculated and, in the event that either party believes such Adjustment Amount is not appropriate, make reasonable best efforts to agree upon an appropriate Adjustment Amount. In the event that no agreement can be reached, the Adjustment Amount calculated pursuant to subparagraphs (i) or (ii) above will stand.

                        FIDELITY NATIONAL FINANCIAL, INC.
                              601 RIVERSIDE AVENUE
                             JACKSONVILLE, FL 32204

                                                  September 27, 2005


Fidelity National Information Services, Inc.
601 Riverside Avenue
Jacksonville, FL  32204


      Re: Corporate Services Agreement dated as of September 27, 2005 between Fidelity National Title Group, Inc., as Providing Party, and Fidelity National Information Services, Inc., as Receiving Party


Gentlemen:

      Reference is made to the Corporate Services Agreement of even date herewith (the "CSA") entered into between Fidelity National Title Group, Inc. ("FNT"), as Providing Party, and Fidelity National Information Services, Inc. ("FIS"), as Receiving Party. Capitalized terms not otherwise defined herein have the meanings ascribed thereto in the CSA.

      Pursuant to the CSA, FNT is obligated to provide certain corporate services to FIS and its Subsidiaries, either directly or through one of FNT's Subsidiaries or Affiliates (as defined in the CSA), including Fidelity National Financial, Inc. ("FNF"), the ultimate parent company of both FNT and FIS. In particular, there will be certain mergers & acquisitions services and corporate executive services provided by FNF to FIS and its Subsidiaries through the CSA.

      FNF hereby acknowledges and agrees that it will provide the mergers & acquisitions services, corporate executive services, and other corporate services contemplated by the terms of the CSA that are requested by FNT, as the Providing Party under the CSA.


                                    FIDELITY NATIONAL FINANCIAL, INC.

                                    By    /s/ Todd C. Johnson
                                          ---------------------
                                          Todd C. Johnson
                                          Senior Vice President